Exhibit 99.1

FOR IMMEDIATE RELEASE

ModusLink Reports Fourth Quarter and Fiscal Year 2016 Financial Results

Corporate turnaround plan launched in Q4 of Fiscal 2016

yielding desired cost savings and EBITDA improvements.

WALTHAM, Mass. – October 14, 2016 – ModusLink Global Solutions™, Inc. (the “Company” or “ModusLink”) (NASDAQ: MLNK), announced today its financial results for its fourth quarter and fiscal year ended July 31, 2016. Results for the three and twelve month periods ended July 31, 2016 are summarized in the following paragraphs. For a full discussion of the results, please see the Company’s annual report on Form 10-K, which can be accessed through www.moduslink.com.

Commenting on the Company’s fiscal 2016 fourth quarter performance and turnaround reforms, Jim Henderson, Chief Executive Officer of ModusLink stated, “We knew coming into the fourth quarter that our financial results would be challenged and we took aggressive actions to set the Company on a path to profitability. We set out on a course to better realign our global resources, lower fixed costs and stabilize revenues, while concurrently working with our global clients to enhance program productivity and strengthen our long-term partnerships. While the impact of these efforts are not reflected in our fiscal 2016 results, we anticipate significant improvements in our gross margins, operating expenses and client-facing capabilities, which should result in significant annualized EBITDA improvements. We have been equally focused on cash flow improvements and the steps we’re taking now should result in a stronger balance sheet, with additional resources to re-invest in our business throughout the year.”

ModusLink will soon be publishing its fiscal 2016 investor presentation, which will be posted in the Investor Relations section of the Company’s website. The investor presentation will also be filed as an exhibit on Form 8-K with the Securities and Exchange Commission. Investors, customers and partners are encouraged to review this presentation as it corresponds to the Company’s financial results for the period ended July 31, 2016 and includes additional information on the Company’s results of operations, balance sheet, turnaround plan, and corporate strategy.

Fourth Quarter of Fiscal Year 2016 Financial Summary

The Company reported net revenue of $101.5 million for the three months ended July 31, 2016, as compared to $119.7 million for the same period in the prior year. This decline was primarily attributed to lower revenue associated with two domestic consumer electronics customers, partially offset by increases from various accounts globally. During the fiscal 2016 fourth quarter, the Company was awarded new programs from both existing and new accounts, with services ranging from logistics and supply chain management, to returns and refurbishments, and e-Commerce, among others. Revenue from new programs, which are defined as client programs that have been executed for fewer than 12 months, was $13.8 million for the quarter ended July 31, 2016.

Gross margin for the period ended July 31, 2016 was 6.4%, as compared to 8.4% for the same period in the prior year, a decrease of 200 basis points. The overall decrease in gross margin is primarily a result of lower volumes associated with select client accounts, which prevented the Company from absorbing fixed costs. During the fiscal 2016 fourth quarter, the Company instituted various process and cost-control programs which are designed to enhance gross margins on an ongoing basis.

Total operating expenses for the three months ended July 31, 2016 were $21.3 million, as compared to $18.6 million for the same period in the prior year, an increase of $2.7 million or 14.5%. The increase, however, was primarily driven by $6.0 million of restructuring expenses, net, recorded in the Company’s fiscal 2016 fourth quarter, as compared to $0.2 million recorded for the same period in the prior year. Excluding restructuring expenses, net, operating expenses for the fiscal fourth quarters ended July 31, 2016 and July 31, 2015 were $15.3 million and $18.4 million, respectively, a decline of $3.1 million or 16.8%.

The Company reported an operating loss of $14.8 million for the three months ended July 31, 2016, as compared to an operating loss of $8.6 million for the same period in the prior year. Net loss for the three months ended July 31, 2016 was $19.7 million or a net loss per share of $(0.38), as compared to a net loss of $5.0 million or a net loss per share of $(0.10) for the same period in the prior year. The increase in operating and net losses is directly attributed to lower revenues and gross margins and higher operating costs for the current year period, as compared to the same period in the prior year.

The Company reported negative Adjusted EBITDA of $(5.9) million for the three months ended July 31, 2016, as compared to negative Adjusted EBITDA of $(3.3) million in the same period in the prior year.

Process Improvement / Turnaround Plan

Company on track to realize approximately $32 million annualized EBITDA improvement.

As announced on June 20, 2016, the Board of Directors approved a comprehensive turnaround plan to restore profitability and drive long-term stockholder value (the “Plan”): “The Company intends to invest approximately $20.0 million over the coming year to enhance its infrastructure, systems and solutions, while realigning the organization to drive productivity and be closer to its clients. Initial components of the Plan included workforce reductions, changes in executive leadership, facility optimization, and an organizational redesign. As a result of these initiatives, the Company anticipates that it will be in position to generate annualized Selling, General and Administrative cost savings of approximately $12.0 million, and a reduction in Cost of Goods Sold of approximately $20.0 million, resulting in an annualized EBITDA improvement of approximately $32.0 million.”

The Company today re-confirmed its anticipated cost savings and EBITDA improvements. Since the Plan was unveiled, ModusLink has implemented cost, process and efficiency driven programs, resulting in a more streamlined organization. The Company has decentralized certain corporate functions and has begun transitioning into a Business Unit operating model, investing at the site level to bring resources closer to its clients. The Company has also begun upgrading its ERP and CRM systems, while investing heavily in automation. Some of the more material, fiscal 2017 first quarter initiatives included: 1) the launch of the Capture Management Team, comprising executives solely focused on better aligning pricing, costing, contracting, solutions design, and client onboarding functions; and 2) the formation of a new Strategy & Innovation Team, with the sole purpose of identifying future client requirements and emerging market trends globally, while focusing on long-term growth.

Mr. Henderson added, “With the changes we’ve implemented over the past three to four months, we expect to see material expense reductions in the first half of fiscal 2017 and building throughout the year. While taking cost out is paramount to our near-term financial success, the greater take-away is the improvements we have made at our global sites and our ability to more quickly and efficiently service our clients. Through many meetings with global accounts, it is clear that clients are happy with our solutions and our unwavering commitment to service. What we need to do quickly is continue to realign to drive profitability, and instill confidence in our ability to execute this Plan and drive client satisfaction. Our balance sheet and cash position remains strong and our debt position has declined. We have the resources we need to execute both now and well into the future. I look forward to reporting on our progress in the quarters ahead.”

Fiscal Year 2016 Financial Summary

•	Net revenue of $459.0 million for the twelve months ended July 31, 2016, as compared to $561.7 million for the same period in the prior year.
•	Gross margin of 5.4% for the twelve months ended July 31, 2016, as compared to 9.7% for the same period in the prior year.
•	Total operating expenses of $65.3 million for the twelve months ended July 31, 2016, as compared to $68.8 million for the same period in the prior year, an improvement of $3.5 million or 5.1%. Restructuring expenses, net, were $7.4 million for the twelve months ended July 31, 2016, as compared to $5.1 million for the same period in the prior year. Excluding the impact of restructuring charges, net, operating expenses for the fiscal 2016 and fiscal 2015 year-end periods were $57.9 million and $63.7 million, respectively, a decline of $5.8 million or 9.1%.
•	Operating loss of $40.6 million for the twelve months ended July 31, 2016, as compared to an operating loss of $14.3 million for the same period in the prior year.
•	Net loss of $61.3 million, or a net loss per basic and diluted share of $(1.18) for the twelve months ended July 31, 2016, compared to a net loss of $18.4 million or a net loss per basic and diluted share of $(0.35) for the same period in the prior year.
•	Negative Adjusted EBITDA of $(21.6) million for the twelve months ended July 31, 2016, as compared to Adjusted EBITDA of $8.0 million for the same period in the prior year.

About ModusLink Global Solutions, Inc.

ModusLink Global Solutions, Inc. (NASDAQ: MLNK), through its wholly-owned subsidiaries, ModusLink Corporation and ModusLink PTS, Inc. (together “ModusLink”), executes comprehensive supply chain and logistics services that are designed to improve clients’ revenue, cost, sustainability, and customer experience objectives. ModusLink is a trusted and integrated provider to the world’s leading companies in consumer electronics, communications, storage, computing, software, and retail. ModusLink’s operations are supported by 22 sites across North America, Europe, and the Asia/Pacific region. For details on ModusLink’s flexible and scalable solutions visit www.moduslink.com and www.valueunchained.com, the blog for supply chain professionals.

Non-GAAP Information

In addition to the financial measures prepared in accordance with generally accepted accounting principles, the Company uses adjusted EBITDA, a non-GAAP financial measure, to assess its performance. EBITDA represents earnings before interest, income tax expense, depreciation, and amortization. We define Adjusted EBITDA as EBITDA excluding the effects of SEC inquiry and financial restatement costs, SEC penalties on resolution, strategic consulting and other related professional fees, executive severance and employee retention, restructuring, share-based compensation, impairment of goodwill and long-lived assets, unrealized foreign exchange gains and losses, net, other non-operating gains and losses, net, and gains and losses, and equity in gains and losses, of affiliates and impairments.

We believe that providing Adjusted EBITDA to investors is useful, as this measure provides important supplemental information of our performance to investors and permits investors and management to evaluate the operating performance of our core supply chain business. We use Adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of incentive compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our core supply chain business. We believe that the Adjusted EBITDA financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the core supply chain business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies.

A table reconciling the Company’s EBITDA and Adjusted EBITDA to its GAAP net income (loss) is included in this release.

ModusLink Global Solutions is a registered trademark of ModusLink Global Solutions, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

Forward-Looking Statements & Use of Non-GAAP Measures

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s ability to execute on its business strategy, including any cost reduction plans and the continued and increased demand for and market acceptance of its services, which could negatively affect the Company’s ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; difficulties integrating technologies, operations and personnel in accordance with the Company’s business strategy; client or program losses; demand variability in supply chain management clients to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; failure to settle disputes and litigation on terms favorable to the Company; risks inherent with conducting international operations; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K. These filings are available in the Investor Relations section of our website under the “SEC Filings” tab.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

The information provided herein includes certain non-GAAP financial measures. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations of the Company. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Investor Relations Contact:

Glenn Wiener

GW Communications for ModusLink

Tel: 212-786-6011

Email: gwiener@GWCco.com

— Tables to Follow —

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	July 31, 2016	July 31, 2015
Assets:
Cash and cash equivalents	$130,790	$119,431
Trading securities	16,768	78,716
Accounts receivable, net	111,336	131,216
Inventories	40,270	48,740
Funds held for clients	12,549	21,807
Prepaid and other current assets	8,178	13,732

Total current assets	319,891	413,642

Property and equipment, net	22,271	22,736
Other assets	6,783	10,124

Total assets	$348,945	$446,502

Liabilities:
Accounts payable	$114,432	$120,118
Accrued restructuring	2,936	1,528
Accrued expenses	37,740	38,970
Other current liabilities	39,658	50,737

Total current liabilities	194,766	211,353

Long-term portion of accrued restructuring	93	—
Notes payable	58,182	77,864
Other long-term liabilities	9,964	12,684

Total liabilities	263,005	301,901

Stockholders' equity:	85,940	144,601

Total liabilities and stockholders' equity	$348,945	$446,502

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended July 31,			Twelve Months Ended July 31,
	2016	2015	Fav (Unfav)	2016	2015	Fav (Unfav)
Net revenue	$101,508	$119,685	(15.2%)	$459,023	$561,673	(18.3%)
Cost of revenue	95,031	109,644	13.3%	434,265	507,188	14.4%

Gross profit	6,477	10,041	(35.5%)	24,758	54,485	(54.6%)

	6.4%	8.4%	(2.0%)	5.4%	9.7%	(4.3%)
Operating expenses:
Selling, general and administrative	15,328	15,067	(1.7%)	57,604	59,667	3.5%
Amortization of intangible assets	—	—	—	—	667	—
Impairment of goodwill and long-lived assets	—	3,360	—	305	3,360	90.9%
Restructuring, net	5,992	194	(2988.7%)	7,421	5,130	(44.7%)

Total operating expenses	21,320	18,621	(14.5%)	65,330	68,824	5.1%

Operating loss	(14,843)	(8,580)	(73.0%)	(40,572)	(14,339)	(182.9%)
Other income (expense), net	(1,103)	3,474	(131.8%)	(16,055)	(2,015)	(696.8%)

Loss before taxes	(15,946)	(5,106)	(212.3%)	(56,627)	(16,354)	(246.3%)
Income tax expense (benefit)	3,979	(117)	3500.9%	5,443	2,283	(138.4%)
(Gains) losses, and equity in losses, of affiliates, net of tax	(214)	—	—	(789)	(208)	279.3%

Net loss	$(19,711)	$(4,989)	(295.1%)	$(61,281)	$(18,429)	(232.5%)

Basic and diluted net loss per share:	$(0.38)	$(0.10)		$(1.18)	$(0.35)
Weighted average common shares used in basic and diluted earnings per share	52,371	51,729		51,934	51,940

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Information by Operating Segment

(in thousands)

(unaudited)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2016	2015	2016	2015
Net revenue:
Americas	$22,017	$33,157	$106,143	$200,929
Asia	36,237	39,732	167,861	163,262
Europe	35,257	34,841	151,842	160,602
e-Business	7,997	11,955	33,177	36,880

Total net revenue	$101,508	$119,685	$459,023	$561,673

Operating income (loss):
Americas	$(3,133)	$(3,115)	$(14,731)	$(4,407)
Asia	(1,886)	1,078	(855)	10,003
Europe	(5,967)	(1,449)	(13,825)	(6,479)
e-Business	(2,235)	(2,877)	(4,384)	(2,367)

Total segment operating loss	(13,221)	(6,363)	(33,795)	(3,250)
Corporate-level activity	(1,622)	(2,217)	(6,777)	(11,089)

Total operating loss	$(14,843)	$(8,580)	$(40,572)	$(14,339)

ModusLink Global Solutions, Inc. and Subsidiaries

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(in thousands)

(unaudited)

Net loss to Adjusted EBITDA1

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2016	2015	2016	2015
Net loss	$(19,711)	$(4,989)	$(61,281)	$(18,429)
Interest income	(132)	(227)	(668)	(893)
Interest expense	2,585	2,719	10,924	10,618
Income tax expense	3,979	(117)	5,443	2,283
Depreciation	2,299	2,036	8,119	8,668
Amortization of intangible assets	—	—	—	667

EBITDA	(10,980)	(578)	(37,463)	2,914
SEC inquiry and financial restatement costs	1	353	293	489
SEC penalties on resolution	—	100	—	1,600
Strategic consulting and other related professional fees	21	9	455	678
Executive severance and employee retention	662	—	662	—
Restructuring	5,992	194	7,421	5,130
Share-based compensation	200	460	1,126	1,757
Impairment of goodwill and long-lived assets	—	3,360	305	3,360
Unrealized foreign exchange (gains) losses, net	(235)	(681)	1,037	(1,585)
Other non-operating (gains) losses, net	(1,355)	(8,794)	5,340	(13,439)
(Gains) losses, and equity in losses, of affiliates and impairments	(214)	2,278	(747)	7,087

Adjusted EBITDA	$(5,908)	$(3,299)	$(21,571)	$7,991

1 The Company defines Adjusted EBITDA as net income (loss) excluding net charges related to interest income, interest expense, income tax expense, depreciation, amortization of intangible assets, SEC inquiry and financial restatement costs, SEC penalties on resolution, strategic consulting and other related professional fees, executive severance and employee retention, restructuring, share-based compensation, impairment of goodwill and long-lived assets, unrealized foreign exchange gains and losses, net, other non-operating gains and losses, net, and gains and losses, and equity in losses, of affiliates and impairments.